UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2007

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11810 North Creek Parkway North, Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 401-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

(a)

Former independent accountants.

(i)

On July 10, 2007, BioLife Solutions, Inc. (the "Registrant") notified Aronson & Company (“Aronson”) that it was not engaging Aronson as the Registrant’s independent accountants for the year ending December 31, 2007. The decision to discontinue the audit services of Aronson was approved by the Registrant's Board of Directors upon the recommendation of the Registrant's Chief Executive Officer.

(ii)

The reports of Aronson on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than the uncertainty of the Registrant’s ability to continue as a going concern.

(iii)

During the Registrant's two most recent fiscal years and through July 10, 2007, there has been no disagreement with Aronson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the subject matter of the disagreement in their report.

(iv)

The Registrant has provided Aronson with a copy of this disclosure and has requested that Aronson furnish the Registrant with a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the letter from Aronson, dated July 16, 2007, is filed as Exhibit 16 to this Form 8-K.

ITEM 9.01

FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(d)

Exhibits

16.

The letter from Aronson, dated July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.
Date: July 10, 2007	By: /s/ Michael Rice
Michael Rice
President and Chief Executive Officer
(Principal Executive Officer)

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